                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-55547 and 33-55657) of Coram Healthcare Corporation of our report dated February 17, 1995, with respect to the consolidated financial statements and schedules of Coram Healthcare Corporation included in the Annual Report on Form 10-K for the year ended December 31, 1994.

                                            ERNST & YOUNG LLP

Orange County, California
March 24, 1995